Exhibit 99.1
Press Release

Chemtura Completes Sale of its Agrochemicals Business
to Platform Specialty Products Corporation

PHILADELPHIA, Pa., Nov. 3, 2014 - Chemtura Corporation (NYSE: CHMT) (Euronext Paris: CHMT) (“Chemtura”) today announced that it has completed the sale of its agrochemicals business, Chemtura AgroSolutions, to Platform Specialty Products Corporation (NYSE: PAH) (“Platform”), a global specialty chemicals company, for approximately $1 billion, consisting of $950 million in cash and 2 million shares of Platform's common stock. The purchase price is subject to customary post-closing adjustments.

“The sale of our agrochemicals business accomplishes our stated objective to transform Chemtura into a focused, pure-play industrial specialty chemicals business. It now provides us with the ability to return substantial value to our shareholders through the repurchase of our common stock and to maintain our conservative balance sheet through a reduction of debt,” said Craig A. Rogerson, Chairman, President and CEO of Chemtura.

With the completion of the sale, Chemtura’s core platform is focused around Industrial Performance Products (“IPP”) (petroleum additives and urethanes) and Industrial Engineered Products (“IEP”) (flame retardants, brominated products and organometallics), global leaders in the markets they serve.

Chemtura intends to use a portion of the proceeds from the sale to fund purchases of no more than $300 million of Chemtura common stock pursuant to its previously announced cash tender offer (the “Tender Offer”). As a result of the completion of the sale of its agrochemicals business, the Chemtura AgroSolutions Sale Condition (as such term is defined in Chemtura’s Offer to Purchase, dated October 31, 2014 with respect to the Tender Offer) has been satisfied. Chemtura has the right under the Tender Offer to purchase up to an additional 2% of its shares outstanding without extending the Tender Offer. Chemtura intends to use a portion of the remaining proceeds from the sale of its agrochemicals business to (i) repay $125 million of its Term Loan with Bank of America, N.A., as administrative agent, (ii) repay $20 million of its China Bank Facility with Agricultural Bank of China, Nantong Branch, and (iii) repurchase the $101 million in aggregate principal amount outstanding under its 7.875% Senior Notes due 2018.

News Release for Informational Purposes Only

This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Chemtura common stock. The Tender Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, as they may be amended or supplemented. Stockholders and investors are urged to read Chemtura’s tender offer statement on Schedule TO that was filed with the Securities and Exchange Commission (the “SEC”) in connection with the Tender Offer, which were included as exhibits to the Offer to Purchase, the related Letter of Transmittal and other offer materials, as well as any amendments or supplements to the Schedule TO when they become available, because they contain important information. Each of these documents have been or will be filed with the SEC, and investors may obtain them for free from the SEC at its website (www.sec.gov) or from Georgeson Inc., the information agent for the tender offer, by telephone at: (866) 203-9357 (toll-free), or in writing to: 480 Washington Blvd., 26th Floor, Jersey City, NJ 07310.

Chemtura Corporation, with 2013 net sales of $2.2 billion,1 is a global manufacturer and marketer of specialty chemicals. Additional information concerning us is available at www.chemtura.com.

Platform Specialty Products Corporation is a global producer of high-technology specialty chemical products and provider of technical services. Platform manufactures a broad range of specialty chemicals, created by blending raw materials, and the incorporation of these chemicals into multi-step technological processes. These specialty chemicals and processes together encompass the products sold to customers in the electronics, metal and plastic plating, graphic arts, and offshore oil production and drilling industries. Additional information on Platform is available at www.platformspecialtyproducts.com.

1 2013 net sales of $2.2 billion reflects discontinued operations treatment for the sale of Chemtura’s Antioxidants and Consumer Products businesses.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	Our ability to implement our growth strategies in rapidly growing markets and faster growing regions;

•	Our ability to execute timely upon our portfolio management strategies and mid and long range business plans;

•	The successful separation of the Chemtura AgroSolutions business from the rest of our businesses;

•	Risks associated with strategic acquisitions and divestitures; and

•	Other risks and uncertainties described in our filings with the Securities and Exchange Commission, including Item 1A, Risk Factors, in our Annual Report on Form 10-K.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

CONTACTS

Chemtura Investors:
Dalip Puri, Vice President Investor Relations & Treasurer
+1 (203) 573-2153

Chemtura Media:
John Gustavsen, Corporate Communications Manager
+1 (203) 573-3224